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                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT ("Agreement") is entered into this 26th day of April, 1996, by and between SCIENTIFIC SOFTWARE-INTERCOMP, INC., a Colorado corporation ("SSI"), and LINDNER DIVIDEND FUND, A SERIES OF LINDNER INVESTMENTS, a Massachusetts business trust ("Lindner"), and RENAISSANCE CAPITAL PARTNERS II, LTD., a Texas limited partnership ("Renaissance"), (Lindner and Renaissance being collectively referred to as the "Lenders").

        To induce the Lenders to extend credit to SSI and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows, intending to be bound legally:

SECTION 1. - THE LOANS.

        1.1      Description of the Loans.

                 (a) Lindner Loan. On the Closing Date, and subject to the terms, conditions, covenants and other provisions of this Agreement, Lindner shall loan to SSI the principal amount of $5,000,000 (the "Lindner Loan"), to be evidenced by SSI's promissory note in the form attached hereto as Exhibit A (the "Lindner Note"). The principal amount from time to time outstanding on the Lindner Loan shall bear interest at seven percent per annum payable semi-annually on the last days of October and April beginning October 31, 1996. Any past due principal and interest thereunder shall bear interest at 12 percent per annum from the date payment thereof shall have become due until the same have been fully discharged by payment. The principal of and any unpaid interest on the Lindner Loan shall be due and payable in full on April 30, 2001.

                 (b) Renaissance Loan. On the Closing Date, and subject to the terms, conditions, covenants and other provisions of this Agreement, Renaissance shall loan to SSI the principal amount of $1,500,000 (the "Renaissance Loan"), to be evidenced by SSI's promissory note in the form attached hereto as Exhibit B (the "Renaissance Note"). The principal amount from time to time outstanding on the Renaissance Loan shall bear interest at seven percent per annum payable semi-annually on the last days of October and April beginning October 31, 1996. Any past due principal and interest thereunder shall bear interest at 12 percent per annum from the date payment thereof shall have become due until the same have been fully discharged by payment. The principal of and any unpaid interest on the Renaissance Loan shall be due and payable in full on April 30, 2001. The Lindner Loan and the Renaissance Loan are hereinafter sometimes referred to collectively as the "Loans."
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        1.2      Security. All payments due on the Lindner Loan and the
Renaissance Loan and the performance of the covenants set forth in this Agreement and the related documents and instruments shall be secured pari passu by a first-priority perfected security interest or assignment of lien, as the case may be, in and upon all of SSI's, and all of Scientific Software-Intercomp (U.K.) Limited's ("SSI-UK") properties and assets, including computer software and programs, now owned or existing and hereafter acquired or arising and wherever located, and all the proceeds thereof (all of the foregoing herein called the "Collateral"), other than SSI's and SSI-UK's (i) accounts receivable due from non-United States domiciled customers and clients and (ii) their inventories, if any, intended to be sold outside of the U.S., but not to include any computer software or programs. Bank One, Boulder, N.A. ("Bank One") shall have a first-priority security interest and the Lenders shall have a second-priority security interest in the property set forth in the foregoing clauses (i) and (ii) other than such property of Intercomp Resource Development & Engineering (Canada) Limited upon which another bank holds a security interest. SSI shall execute, acknowledge and deliver to the Lenders such instruments, security agreements, security agreement-pledges, including the Security Agreement attached hereto as Exhibit E, statements, assignments, consents, financing statements and other documents (the "Security Documents") as may reasonably be required to enforce, grant to the Lenders and perfect and protect such security interests in the Collateral.

        1.3 Prepayments. SSI, at its option, without notice, premium or penalty may prepay the Notes pari passu in full at any time or from time to time in whole or in part provided that such prepayment may be made only at such time or times as the closing bid or sale price of SSI common stock for each of the last thirty trading days prior thereto has been at least 200 percent of the Exercise Price of the Stock Purchase Right described in Section 2 below, as defined therein. Any such prepayment shall be applied first to accrued interest, then to the discharge of any expenses for which the Lenders may be entitled to receive reimbursement and the balance remaining shall be applied to the reduction of principal of the Notes. Any partial prepayment shall be in an amount of not less than $250,000.

        1.4 Payments. All payments of principal of and interest on the Notes shall be made to Lindner and Renaissance at their offices set forth on the signature page hereof, or such other place as they from time to time may designate in writing. Whenever any payment of principal of or interest on any of the Notes shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding business day.

SECTION 2. - STOCK PURCHASE RIGHTS.

        On the Closing Date SSI shall issue and deliver to Lindner a warrant (the "Lindner Warrant") exercisable on or before April 30, 2001 to purchase 1,500,000 shares of common stock of SSI at $3.00 per share and shall deliver to Renaissance a conversion right (the "Renaissance Conversion Right") exercisable on or before April 30, 2001 to purchase 450,000 shares of common stock of SSI at $3.00 per share (collectively, the "Stock Purchase Rights"). The Stock Purchase Rights of Lindner and Renaissance shall be deemed to be attached to the Lindner Note and to the Renaissance





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Note, respectively, and so long as the Lindner Loan or the Renaissance Loan is outstanding, the Stock Purchase Right with respect thereto may not be transferred independent of and separate from a transfer of the Note deemed attached thereto. So long as the Renaissance Loan is outstanding, the Renaissance Conversion Right shall be exercised only by a reduction of the Renaissance Loan in an amount equal to the aggregate purchase price of the shares of SSI common stock to be acquired by such exercise. So long as the Lindner Loan is outstanding, the Lindner Conversion Right shall be exercised only by a reduction of the Lindner Loan in an amount equal to the aggregate purchase price of the shares of SSI common stock to be acquired by such exercise. The form and the terms and conditions of the Stock Purchase Rights are set forth as Exhibits C and D attached hereto. On the Closing Date the Company and the Lenders shall also enter into the Registration Rights Agreement with respect to the common stock of SSI underlying the Stock Purchase Rights in the form attached hereto as Exhibit F.

SECTION 3. - REPRESENTATIONS AND WARRANTIES.

        SSI represents and warrants for the benefit of the Lenders that:

        3.1 Organization, Standing, Etc. SSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority (including without limitation all requisite licenses, permits, consents and authorizations) to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. SSI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement, the Notes, the Security Documents and the Stock Purchase Rights and to carry out the transactions contemplated hereby or thereby. No consent of SSI's shareholders or of any holder of any indebtedness of SSI, other than Bank One, is required as a condition to the performance of this Agreement. This Agreement, the Notes, the Security Documents and the Stock Purchase Rights, and the instruments contemplated thereby, when duly executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of SSI in accordance with their respective terms. The execution, delivery and performance of this Agreement does not (a) require any approval or consent on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, except: (i) as contemplated by Exhibit E relating to the Registration Rights Agreement, (ii) the filing of the Security Documents as contemplated by Section 1.3, or (iii) any reports or schedules required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") or (b) contravene (i) the Articles of Incorporation or Bylaws of SSI, or (ii) any applicable law or contractual restrictions binding on or affecting SSI, or (c) result in or require the creation of any lien other than the Permitted Liens.

        3.2 Qualification. SSI is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a material adverse effect on SSI.





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        3.3      Solvency.  SSI after giving effect to the transactions
contemplated hereby will be solvent, is and will be able to pay its debts as they become due and has and will have capital sufficient to carry on its business, and will own property having a value greater than the amount required to pay its debts and obligations.

        3.4 Tax Returns and Payments. SSI has filed all tax returns required by law to be filed by it and has paid all taxes shown to be due and payable on such returns and all assessments and other governmental charges levied upon SSI and any of its properties, assets, income or franchises which are due and payable, except for those in an aggregate amount of not more than $500,000 which shall be paid out of the proceeds of the Loans, and other than those presently payable without penalty or interest and those the amount or the validity of which are currently being contested in good faith by appropriate proceedings.

        3.5 Investment or Holding Company. Neither SSI nor any subsidiary of SSI is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither SSI nor any subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" as such terms are used in the Public Utility Holding Company Act of 1935, as amended, and neither SSI nor any subsidiary is subject to any obligations, duties or liabilities thereunder.

        3.6 Environmental Matters. SSI does not own or operate any real property and has not done so within more than the previous ten years. SSI has never received any notice that it is subject to any claim or investigation with respect to contamination or hazardous materials.

        3.7 Litigation, Etc. Except as set forth in Schedule 3.7, there is no action, proceeding or investigation pending or, to the knowledge of SSI, threatened (or any reasonable basis therefor known to SSI) which (a) questions the validity of this Agreement, the Notes, the Security Documents or the Stock Purchase Rights or any action taken or to be taken pursuant to this Agreement, the Notes, the Security Documents or the Stock Purchase Rights or (b) could reasonably be expected to result in any material adverse change in the business, operations, affairs, prospects, condition (financial or other), properties or assets of SSI.

        3.8 Use of Proceeds. The proceeds of the Loans will be used by SSI solely for the repayment of outstanding debt to Bank One, provide capital for continued development of software products, fund the acquisition of computer hardware and provide working capital for general operating purposes of SSI. Without limiting the generality of the foregoing, the proceeds of the Loans may not be utilized in connection with, including in settlement of, the lawsuit against SSI and others pending in the United States District Court for the District of Colorado brought by Marshall Wolf without the prior written consent of Lindner.

        3.9 Liens and Security Interests. Other than with respect to the lien in favor of Bank One described in Section 1.2 (the "Permitted Lien"), the security interests and





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liens to be granted to the Lenders hereunder will constitute at all times valid, perfected and enforceable first-priority security interests and liens in favor of the Lenders in all jurisdictions subject to no prior or superior lien, security interest or other encumbrance. Before funding the Loans, SSI will have taken, or will have participated with the Lenders, in taking all necessary action (including making all necessary filings) to provide the Lenders with first-priority perfected security interests and liens in the Collateral other than that with respect to the Permitted Lien under the laws of all applicable jurisdictions.

        3.10 Financial Statement and Form 10-K. The financial statements set forth in the Form 10-K of SSI for the year ended December 31, 1995 (the "10-K") furnished to the Lenders fairly present the financial position of SSI as of that date and the results of its operations and the changes in its financial position for the year ended thereon in conformity with generally accepted accounting principles consistently applied. To the best of SSI's knowledge, except as set forth in the 10-K, SSI does not have any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against, in the financial statements set forth in the 10-K or set forth in this Agreement and the Schedules hereto. Since December 31, 1995 there has been no material adverse change in the financial position of SSI other than as a result of losses incurred in the ordinary course of its business. The 10-K complies in all material respects with all securities laws and regulations applicable thereto except as set forth in Schedule 3.10.

        3.11 Capitalization. The 10-K sets forth the authorized and the issued and outstanding capital stock of SSI. All of the issued and outstanding shares of the capital stock of SSI have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in the 10-K and
Schedule 3.11 hereto and except for the Stock Purchase Rights, there are no outstanding subscriptions, oral or written contracts, commitments, understandings, convertible or exchangeable securities, options, warrants, calls or other rights by which SSI is or may be bound to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, the capital stock of SSI.

        3.12 Regulation U. SSI is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

        3.13 Renaissance Conversion. SSI and Renaissance have agreed that upon the Closing Date Renaissance shall (a) exchange $250,000 of the SSI Convertible Debentures held by it for 282,218 shares of SSI common stock and
(b) exchange the remaining $1,500,000 of the SSI Convertible Debentures held by it for the Renaissance Note and the Renaissance Conversion Right.

        3.14 Compliance with ERISA. To the beset of SSI's knowledge, it (i) has not engaged in any transaction in connection with which it is liable for a civil penalty under the Employee Retirement Income Security Act of 1974 or for a tax under Section 4975 of the Internal Revenue Code of 1986 which would have a material adverse effect on SSI, (ii) has no liability to the Pension Benefit Guaranty Corporation (the "PBGC") and





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there is no event or condition with respect to any employee benefit plan of SSI which presents a risk of termination of such plan by the PBGC under circumstances which would result in any liability to SSI which would have a material adverse effect on it, and (iii) is not in default of any amount presently due from it to any employee benefit plan.

        3.15 Disclosure. Neither this Agreement nor any other document, certificate or instrument furnished or to be furnished to the Lenders by or on behalf of SSI in connection with the transactions contemplated by this Agreement knowingly contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

SECTION 4. - CLOSING, DELIVERY OF THE NOTES AND WARRANTS.

        The Closing (the "Closing") shall take place on April 26, 1996, or on such other business day thereafter as may be agreed upon by SSI and the Lenders (the "Closing Date"). At the Closing, SSI will deliver to the Lenders the Notes dated the Closing Date together with the Stock Purchase Rights and other documents and instruments specified in Section 5 hereof and otherwise as contemplated hereby, against the delivery by Lindner to SSI of immediately available funds in the amount of the Lindner Loan and the delivery by Renaissance to SSI of the SSI Convertible Debenture held by Renaissance as set forth in Section 3.13. At the Closing, SSI and the Lenders will also enter into the Registration Rights Agreement.

SECTION 5. - CONDITIONS TO BORROWINGS.

        The Lenders' obligations to make the Loans on the Closing Date are subject to the performance by SSI of all of its obligations under this Agreement and to the fulfillment to the Lenders' satisfaction, prior to the funding of the Loans, of the following conditions:

        5.1 Representations and Warranties. The representations and warranties of SSI contained in this Agreement, the Security Documents and all certificates in connection herewith shall be true and correct in all material respects on and as of the Closing Date.

        5.2 Opinions of Counsel. The Lenders shall have received a favorable opinion dated the Closing Date in substance and form to the reasonable satisfaction of the Lenders from Cohen Brame & Smith Professional Corporation, counsel for SSI, with respect to the matters set forth in Sections 3.1, 3.2, 3.7 and 3.9 of this Agreement.

        5.3 No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any governmental authority or any other person or any other legal or administrative proceeding pending or, to the knowledge of SSI threatened, which questions the validity or legality of this Agreement, the Notes, the Security Documents or the Stock Purchase Rights or seeks damages in connection with any of the foregoing.





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        5.4      Security Documents.  The Lenders shall have received the
Security Documents and such evidence of filings, acknowledgments or acceptances of any such documents as Lenders may reasonably request in order to establish their first priority security interests and liens in the Collateral, other than the Collateral which is to be subject to the Permitted Lien with respect to which the Lenders shall obtain second priority security interests and liens as soon as practicable after the Closing Date.

        5.5 Renaissance Conversion. The exchange of SSI and Renaissance set forth in Section 3.13(a) shall have been completed.

SECTION 6. - AFFIRMATIVE COVENANTS.

        SSI covenants that from and after the date of this Agreement through the Closing Date and thereafter so long as either of the Notes is outstanding.

        6.1      Financial Statements.  SSI shall deliver (in duplicate) to the
Lenders:

                 (a) As soon as available, but in any event not later than 105 days after the close of each fiscal year of SSI, the annual financial statements of SSI in substantially the same form as those in the 10-K reported on by regionally or nationally recognized independent certified public accountants selected by SSI and prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved;

                 (b) Within sixty days after the close of each of the first three quarters in each fiscal year of SSI, the financial statements of SSI in substantially the same form as those in SSI's Form 10-Q filed or required to be filed by it for such quarter with the Securities and Exchange Commission, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of SSI for the immediately preceding fiscal year and consistently maintained throughout the period involved and the immediately preceding period(s), subject to normal year-end audit adjustments;

                 (c) Simultaneously with each delivery of the financial statements described in Sections 6.1(a) and (b) a Compliance Certificate executed by the chief financial officer of SSI stating (i) that a review of the activities of SSI during the immediately preceding fiscal quarter has been made with a view to determining whether SSI has kept, observed, performed and fulfilled all of SSI's covenants and conditions under this Agreement and (ii) that, to the best of his knowledge and belief, SSI has during such period kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and the Security Documents and SSI is not at that time in violation of any of the material terms and conditions contained herein or therein, showing in reasonable detail the calculations supporting such statements in respect of Sections 7.2 through 7.5 hereof, or, if SSI shall be in violation of any such terms and conditions or shall have been or be in default, specifying all such violations or defaults and the nature and status thereof;





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                 (d)     Within five days after the same are sent, copies of
all financial statements, reports, notices and proxy statements which SSI sends to its stockholders; copies of all press releases and other statements generally made available by SSI to the public concerning material developments in the business of SSI; and copies of all regular, periodic and special reports and registration statements (and all amendments and supplements thereto) filed or required to be filed by SSI with the Securities and Exchange Commission or with any securities exchange or market on which any of its securities are listed or traded;

                 (e) So long as the Notes remain outstanding, SSI shall, during any period in which SSI is not subject to or in compliance with, Section 13 or 15(d) of the Exchange Act, make available at SSI's expense promptly upon the request of any holder of a Note, to such holder the information specified in Rule 144A(d)(4) under the Securities Act of 1933, as amended (the "Securities Act"); and

                 (f) Such other material financial information and such other material information concerning the affairs of SSI as may from time to time be made generally available to SSI's shareholders or other creditors.

        6.2      Conduct of Business and Maintenance of Existence.  SSI will
(a) continue to engage in the general businesses presently operated by SSI, (b) maintain its corporate existence and good standing in each jurisdiction in which it is required to be qualified, (c) keep and maintain all franchises, licenses and properties useful and necessary in the conduct of its business in good order and condition, and (d) duly observe and conform to all requirements of law relative to the conduct of its business or the operation of its properties or assets if such failure duly to observe and conform to such requirements would have a material adverse effect on the business, operations, property or financial condition of SSI.

        6.3 Inspection of Property; Books and Records; Discussions. SSI will (a) permit representatives of each Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and (b) at reasonable intervals and upon reasonable notice discuss with representatives of each Lender the business, operations, affairs, prospects, properties and financial and other condition of SSI. In addition to the foregoing each Lender or its representatives shall have the right to audit, review and examine, semi-annually, the books and records of SSI pertaining to the Collateral.

        6.4      Notices.  SSI will promptly give notice to the Lenders:

                 (a) of the occurrence of any Event of Default within five days of the occurrence thereof unless such Event of Default has been cured or waived;

                 (b) of any litigation or proceeding affecting SSI (i) in which the amount claimed is $100,000 or more and not covered by insurance, or
(ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, operations, affairs, prospects, financial condition, properties, assets or liabilities of SSI;





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
                 (c) of the voluntary or involuntary bankruptcy of, or any assignment for the benefit of creditors or the seeking of any relief under any bankruptcy or similar laws by, SSI; and

                 (d) of any acquisitions of any assets which require further action by SSI or the Lenders to perfect a lien thereon or a security interest therein in accordance with this Agreement.

        6.5 Further Assurances. SSI, at any time and from time to time, will execute and deliver such further instruments and take such further action as may reasonably be requested by the Lenders in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in, this Agreement, the Notes or the Security Documents.

        6.6 Renaissance Conversion Right and Rule 144. In the event of a transfer by Renaissance of SSI common stock acquired by exercise of the Renaissance Conversion Right, the purchase of which common stock has been paid for by reduction of the Renaissance Loan, SSI shall treat the holding period of such common stock for purposes of Rule 144 under the Securities Act as including the periods of time the SSI Convertible Debentures and the Renaissance Note were held by Renaissance.

SECTION 7. - NEGATIVE COVENANTS.

        SSI covenants that from and after the date of this Agreement and for as long as any of the Notes is outstanding it will not, directly or indirectly, without the prior written consent of Lindner:

        7.1 Limitation on Liens. Create, incur, assume or permit or suffer to exist any lien that is not junior to the liens created by this Agreement and the Security Documents upon any of its property, assets, income or profits, whether now owned or held or hereafter acquired except:

                 (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings;

                 (b) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, vendors' or other like liens arising in the ordinary course of business and which are not overdue for a period of more than thirty days or, if so overdue, which are being contested in good faith and by appropriate proceedings;

                 (c) Pledges or deposits to secure the payment of workers compensation, unemployment insurance and other social security benefits;

                 (d) Deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of SSI's business; and





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
                 (e)     The Permitted Lien.

        7.2 Current Ratio. Permit, or suffer to exist, the ratio of current assets of SSI to current liabilities of SSI to be less than 1.0 to 1.0 as of the end of any fiscal quarter. For such purpose, current assets and current liabilities shall be determined in accordance with generally accepted accounting principles.

        7.3 Tangible Net Worth. Permit, or suffer to exist, the tangible net worth of SSI, to be less than ($3,000,000) as of the end of any fiscal quarter. For such purposes, tangible net worth shall mean stockholders equity (including preferred stock) less capitalized software, all as determined in accordance with generally accepted accounting principles.

        7.4 Ratio of Debt to Net Worth. Permit, or suffer to exist, the ratio of its liabilities to stockholders' equity (including preferred stock) to be greater than 3.0 to 1.0 as of the end of any fiscal quarter. For such purposes, liabilities and stockholders equity (including preferred stock) shall be determined in accordance with generally accepted accounting principles.

        7.5 Cash Flow. Permit, or suffer to exist, its cash flow to be negative for any fiscal year. For such purpose, cash flow shall mean net income after taxes, exclusive of extraordinary gains and income, plus depreciation and amortization and less amounts of research and development costs which are capitalized, all as determined in accordance with generally accepted accounting principles.

        7.6 Restricted Payments. So long as any Notes are outstanding, declare or pay any dividends (other than stock dividends) on any of the common or preferred stock or any other equity security of SSI; make any other distribution on any of the common or preferred stock or any other equity security of SSI or set aside any funds or other assets for any such purpose; or purchase, redeem, decrease or otherwise acquire any shares of the common or preferred stock or any other equity security of SSI.

        7.7 Other Indebtedness. SSI shall not incur any other indebtedness for borrowed money other than (i) the indebtedness set forth on
Schedule 7.7 hereto and replacements thereof, and (ii) additional indebtedness in an amount not to exceed $1,000,000 incurred on or before October 31, 1996 on terms and conditions no more favorable to the lender thereof than the terms and conditions of the Loans.

SECTION 8. - EVENTS OF DEFAULT.

        The following conditions or events shall constitute an Event of
Default:

                 (a) if SSI shall default in the payment of any principal of or on any of the Notes when the same become due and payable, whether at maturity or at a date declared due or otherwise; or





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
                 (b) if SSI shall default in the payment of any interest on the Notes when due or declared due and such default shall continue for ten days after SSI's receipt of written notice thereof from either of the Lenders; or

                 (c) if SSI shall default in the performance of or compliance with any of the covenants, terms or agreements contained in this Agreement, any of the Security Documents or other instruments or documents now or hereafter executed in connection herewith or therewith and such default shall continue for thirty days after SSI's receipt of written notice of such default from either of the Lenders; or

                 (d) if any representation or warranty made in writing by or on behalf of SSI in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement or otherwise in connection with the transactions contemplated by this Agreement shall prove to be false or incorrect in any material respect on the date as of which made; or

                 (e) if SSI shall default in any payment of principal or interest on its indebtedness to Bank One or on any other indebtedness replacing its indebtedness to Bank One and such default shall have caused the acceleration of the payment of such indebtedness, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived or cured pursuant thereto; or

                 (f) if SSI shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) be adjudicated insolvent or be liquidated, or (v) take corporate action for the purpose of any of the foregoing; or

                 (g) if a court of competent jurisdiction shall enter an order appointing, without the consent of SSI, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of SSI, or if any petition for any such relief shall be filed against SSI and such petition shall not be dismissed within sixty days; or

                 (h) if a final judgment shall be rendered against SSI which, with other outstanding final judgments against SSI, to the extent not covered by insurance, exceeds in the aggregate $100,000 and if, within thirty days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty days after the expiration of any such stay, such judgment shall not have been discharged; or

                 (i) an event of default shall occur under any of the Security Documents.

SECTION 10. - REMEDIES ON DEFAULT, ETC.

                 (a) Optional Acceleration. Upon the occurrence of any Event of Default, the holder of a Note, at its option, without notice to SSI, may declare the principal of and interest accrued on the Note to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind (except notice required pursuant to this Agreement or otherwise by law), all of which are hereby waived; provided, however, that the holder shall give telegraphic or written notice to SSI promptly after taking any such action.

                 (b) Additional Remedies. In case any one or more Events of Default shall occur and be continuing, the holder of a Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Notes and the Security Documents, or for an injunction against a violation of any of the terms hereof or thereof, or otherwise. No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by the Notes and the Security Documents upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 11. - EXPENSES.

        SSI will pay, if an Event of Default occurs, all costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts as a result thereof.

SECTION 12. - REPRESENTATIONS AND WARRANTIES OF LENDERS.

        Each of the Lenders represents and warrants to SSI as follows:

        12.1 Experience. The Lender is experienced in evaluating and investing in companies such as SSI. The Lender has a pre-existing substantial investment in SSI. By reason of such relationship and of the Lender's business and financial experience and the business and financial experience of the Lender's professional advisors, the Lender can be reasonably assumed to have the capacity to protect its own interests in connection with its acquisition of the Note and Stock Purchase Right. The Lender has had an opportunity to discuss SSI's business and financial affairs with its management.

        12.2 Investment. The Lender is acquiring the Stock Purchase Right for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof with meaning of the Securities Act of 1933, as amended

(the "Act"). The Lender understands that the Stock Purchase Right and the shares of SSI to be acquired by exercise of the Stock Purchase Right have not been registered under the Act or any state securities law by reason of specified exemptions from the registration provisions of the Act and such state securities laws which depend upon, among other things, the bona fide nature of its investment intent as expressed herein. The Lender acknowledges that the Stock Purchase Right and the Shares of SSI acquired by exercise of the Stock Purchase Right must be held indefinitely unless they are subsequently registered under the Act or qualified under applicable state securities laws or an exemption from such registration or qualification is available.

        12.3 Rule 144A. Lindner represents and warrants that it is a qualified institutional buyer pursuant to Rule 144A under the Act.

SECTION 13. - NOTICES, ETC.

        Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed, (a) if to a Lender, at the address set forth next to Lender's signature or at such other address as the Lender shall have furnished to SSI in writing, or (b) if to any other holder of a Note, at such address as such other holder shall have furnished to SSI in writing, or until any such other holder so furnishes to SSI an address, then to and at the address of the last holder of the Note who has furnished an address to SSI or (c) if to SSI, at the address of SSI, as set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as SSI shall have furnished to the Lenders and each such other holder in writing. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given upon delivery, when delivered by hand, and three days after being deposited in the U.S. mail, when delivered by mail.

SECTION 14. - MISCELLANEOUS.

                 (a) Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders of the Notes.

                 (b) Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement and understanding between the Lenders and SSI and supersede all prior agreements and understandings relating to the subject matter hereof.

                 (c) Governing Law. This Agreement, the Notes, the Security Documents and the Stock Purchase Rights shall be construed and enforced in accordance with and governed by the laws of the State of Colorado. In case any one or more of the provisions contained in this Agreement or in any of the Notes, the Security Documents or the Stock Purchase Rights or any other documents executed in connection therewith or herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

                 (d) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Lenders any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement.

                 (e) Counterparts. This Agreement may be executed by facsimile signature in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                 (f) Controlling Document. In the event of actual conflict in the terms and provisions of this Agreement, the Notes, the Security Documents and the Stock Purchase Rights, the terms and provisions of this Agreement shall control.

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

LINDNER DIVIDEND FUND,                  RENAISSANCE CAPITAL
A SERIES OF LINDNER INVESTMENTS         PARTNERS II, LTD.

                                        By:  Renaissance Capital Group, Inc.,
                                             Managing General Partner


By: /S/                                 By: /S/
    ---------------------------------       ------------------------------------
Name: Larry Callahan                    Name: Elroy G. Roelke
      -------------------------------         ----------------------------------
Title: Vice President                   Title: Senior Vice President
       ------------------------------          ---------------------------------
Address: 7711 Carondelet, Suite 700     Address: 8080 N. Central Expressway
         St. Louis, MO  63105                    Suite 210/LB59
                                                 Dallas, TX  75206

SCIENTIFIC SOFTWARE-INTERCOMP,
INC.

By: /S/
    ---------------------------------
Name: George Steel
      -------------------------------
Title: President
       ------------------------------
Address: 1801 California St., #295
         Denver, CO  80202

                                  SCHEDULE 3.7



                 Marshall Wolf, on his behalf and on behalf of all others similarly situated vs. E.A. Breitenbach, R.J. Hottovy, Jimmy L. Duckworth, and Scientific Software-Intercomp, Inc. On October 6, 1995 a complaint was filed in the United States District Court for the District of Colorado alleging that the Defendants, who include the President and Chief Executive Officer of SSI, its Chief Financial Officer and a former Executive Vice President, violated
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder in issuing financial reports for the first three quarters of SSI's 1994 fiscal year which failed to comply with generally accepted accounting principles with respect to revenues recognized from SSI's contracts with value added resellers. The Plaintiff seeks to have the Court determine that the lawsuit constitutes a proper class action on behalf of all persons who purchased stock of SSI during the period from May 20, 1994 through July 10, 1995, with certain exclusions. SSI's independent auditors, Ehrhardt Keefe Steiner & Hottman PC, have issued a report to SSI that the revenues from such contracts were recognized in accordance with generally accepted accounting principles with the exception of a $70,000 overstatement of revenue in the first quarter of 1994 which exception they have concluded was immaterial assuming that the remaining elements of such quarterly report were in accordance with generally accepted accounting principles. Based thereon, SSI believes that the claim is without merit and it is the intention of SSI and the other Defendants to vigorously defend the claim.

                 Securities and Exchange Commission Investigation. In October 1995 the Securities and Exchange Commission ("SEC") issued an Order Directing Private Investigation concerning SSI. While the Order is not specific as to the focus of the investigation, it is believed that the investigation may relate to SSI's public disclosures and the underlying financial accounting records and policies, as well as internal accounting controls. SSI is cooperating fully with the SEC.

                 Hein + Associates LLP Accounting Fees. The accounting firm of Hein + Associates LLP ("Hein"), which resigned as the independent auditors of SSI effective June 30, 1995, has asserted that SSI is liable to Hein in the amount of approximately $90,000 for work performed in connection with the audit of SSI's financial statements for the year ended December 31, 1994, which audit Hein did not complete prior to its resignation. SSI has denied any such liability because the payments it has made to Hein for its 1994 audit work substantially exceeded Hein's quoted fee and because Hein did not complete the audit and did not comply with professional auditing standards in connection with its resignation. In the event that Hein commences a suit to collect the amount allegedly owed to them, SSI intends to vigorously defend the claim and to assert counterclaims.

                 Arbitration Number 70T 181 0038 96 D; Kinesix, a division of Scientific Software-Intercomp, Inc. - and- Kinesix (Europe) Ltd., an English Company - Houston, Texas. SSI, through Kinesix, a division of SSI, entered into a Territory Distributor Agreement with Kinesix (Europe) Ltd. ("KEL"). The Distributor Agreement required under most circumstances a decision from the American Arbitration Association ("AAA") before its termination could be effective. On March 4, 1996, SSI commenced arbitration seeking declaration of termination of the Distributor Agreement and money due SSI in excess of $200,000. Thereafter, KEL in writing advised its customer base that it had ceased to trade in Kinesix products. As a result of this action by KEL and pursuant to the Distributor Agreement, SSI has declared the Distributor Agreement terminated without the requirement of arbitration.
In the interim, on April 1, 1996, KEL filed an answer and counterclaim with the AAA. The counterclaim asserts claims for breach of contract, violation of the Business Opportunity Act of Texas, Article 5069-1601 et seq., deceptive trade practices under the Texas Consumer Protection Act, fraud and negligent misrepresentation. KEL asserts its damages exceed $1 million without substantiation. The Territory Distributor Agreement was amended several times and it appears in connection with the third amendment KEL waived some of the claims it now asserts. In the opinion of management, KEL is asserting these claims in an attempt to avoid its obligations to SSI and any damages KEL may have suffered are more than offset by the money due SSI from KEL.

                 Philip H. Halstead v. Scientific Software-Intercomp, Inc., a Colorado corporation; E.A. Breitenbach, Dennis J. Graue, and Ronald J. Hottovy, Denver District Court, Colorado, Case No. 95 CV 5558.

                 Mr. Halstead, a former Vice President for SSI's E&P Consulting Division, has asserted a claim pursuant to the Colorado Wage Statute, C.R.S.
Section 8-4-101, et seq. seeking claims to additional bonuses in excess of $100,000, penalties and attorneys' fees. SSI has met with Mr. Halstead and paid all bonuses it believes are due Mr. Halstead. Although it appears Mr. Halstead's claims have been resolved, Mr. Halstead's absence from the continental United States has delayed completing resolution of this matter.

                                 SCHEDULE 3.10


        The Form 10-K of Scientific Software-Intercomp, Inc. for 1995 contains the attached explanation with regard to its financial statements for 1993 included therein.

                        REPORT OF HEIN + ASSOCIATES LLP

This report is a copy of a previously issued Hein + Associates LLP audit report. Hein + Associates LLP resigned as Company auditors on June 30, 1995, has not withdrawn its opinion for 1993, but has declined to reissue this report. The 1993 financial statements included in this report are the same as the audited financial statements previously filed in the Form 10-K for that year. In the opinion of management, no events have occurred that would require any change to the financial statements covered by the report.

Hein + Associates LLP declined to reissue its report initially unless it was paid disputed audit fees for 1994 and subsequently reiterated its decline without explanation.

The Board of Directors and Stockholders
Scientific Software-Intercomp, Inc.
Denver, Colorado

We have audited the accompanying consolidated balance sheet of Scientific Software-Intercomp, Inc. and subsidiaries as of December 31, 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. Our audit also included the financial statement schedules as of and for the year ended December 31, 1993 listed in the Index at
Item 8. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Scientific Software-Intercomp, Inc. and subsidiaries as of December 31, 1993, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

HEIN + ASSOCIATES
Certified Public Accountants
Denver, Colorado
March 21, 1994
                                       31

                                 SCHEDULE 3.11



SSI stock options granted subsequent to December 31, 1995:

        AS OF
         25-Mar-96
        CURRENT ST PRICE          2.75

Type
1=ISO
2=N

- ------------------------------------------------------------------
                                     25-Mar-96          Summary
- ------------------------------------------------------------------
                     Date of           # of            Exercise
       Name           Grant           Shares           Price/Sh.
- ------------------------------------------------------------------
2  Baksi            04-Jan-96         1,250             $2.6875
2  Baksi            04-Jan-96         1,250             $2.6875
2  Bayless          04-Jan-96         1,000             $2.6875
2  Bidaux           04-Jan-96         1,250             $2.6875
2  Bidaux           04-Jan-96         1,250             $2.6875
2  Bidaux           04-Jan-96         1,250             $2.6875
2  Bidaux           04-Jan-96         1,250             $2.6875
2  DeLage           04-Jan-96         1,250             $2.6875
2  DeLage           04-Jan-96         1,250             $2.6875
2  Mossbarger       04-Jan-96         1,000             $2.6875
2  Sivinski         04-Jan-96         1,250             $2.6875
2  Sivinski         04-Jan-96         1,250             $2.6875
2  Sivinski         04-Jan-96         1,250             $2.6875
2  Sivinski         04-Jan-96         1,250             $2.6875
2  Steel            15-Jan-96        25,000              $2.875
2  Steel            15-Jan-96        25,000              $2.875
2  Steel            15-Jan-96        25,000              $2.875
2  Steel            15-Jan-96        25,000              $2.875

                                  SCHEDULE 7.7


Indebtedness of:

                 (i) Scientific Software-Intercomp, Inc. ("SSI") to Bank One, Boulder, N.A. in the principal amount of $1,500,000.

                 (ii) Scientific Software-Intercomp (U.K.) Limited, a wholly-owned subsidiary of SSI, to Lloyds Bank in the amount of $300,000.

                 (iii) Intercomp Resource Development & Engineering (Canada) Limited, a wholly-owned subsidiary of SSI, to Bank of Hong Kong in the amount of $150,000.

                                   EXHIBIT A
                                PROMISSORY NOTE


$5,000,000                                                      Denver, Colorado

                                                                 April ___, 1996



                 FOR VALUE RECEIVED, the undersigned (Borrower) promises to pay LINDNER DIVIDEND FUND, A SERIES OF LINDNER INVESTMENTS, or order (Note Holder), the principal sum of Five Million Dollars ($5,000,000), with interest on the unpaid principal balance from the date hereof until paid at the rate of seven percent per annum. Principal and interest shall be payable at 7711 Carondelet, Suite 700, St. Louis, Missouri 63105, or such other place as the Note Holder may designate, in semi-annual payments of interest only due on the last days of October and April of each year, beginning October 31, 1996. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable on April 30, 2001.

                 Payments received for application to this Note shall be applied first to the payment of accrued interest at the increased rate specified below, if any; second, to accrued interest first specified above; and the balance applied in reduction of the principal amount hereof.

                 If any payment required by this Note is not paid when due or upon the occurrence of any Event of Default as defined in that Loan Agreement of even date among Borrower, Note Holder and Renaissance Capital Partners II, Ltd., the entire principal amount outstanding and accrued interest thereon shall become due and payable at the option of the Note Holder (Acceleration). To exercise this option, the Note Holder shall give Borrower notice of Acceleration specifying the amount of the nonpayment or Event of Default. To reinstate the terms of this Note as they were immediately before the notice of Acceleration, the Borrower (i) shall pay the amount of any nonpayment specified in the notice on or within ten days after such notice, and (ii) shall cure any Event of Default specified in the notice on or within the period provided therefor in the Loan Agreement. Unless so reinstated the indebtedness shall bear interest at the increased rate of 12 percent per annum from the date notice of Acceleration is given. The Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to reasonable attorneys' fees.

                 Borrower may prepay the principal amount outstanding under this Note, in whole or in part, in a minimum amount of not less than $250,000, at any time and from time to time without penalty, provided such prepayments are made pari passu with prepayments of Borrower's certain promissory note of even date in the original principal amount of $1,500,000 payable to Renaissance Capital Partners II, Ltd. and provided such prepayments may be made only at such time or times as the closing bid or sale price of the common stock of Borrower for each of the last thirty trading days prior thereto has been at least two hundred percent of the Exercise Price of, and as defined in, the Warrant issued in connection with and deemed to be attached to this Note.

                 Presentment, notice of dishonor, and protest are hereby waived by Borrower.

                 Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or
(2) three days after mailing such notice by certified mail, return receipt requested, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder.

                 The indebtedness evidenced by this Note is secured by a Security Agreement of even date, and until released such Security Agreement contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidenced by this Note. Reference is made to the Security Agreement for such additional terms.

                                        SCIENTIFIC SOFTWARE-INTERCOMP, INC.



                                        By:
                                            -----------------------------------
                                                                      President


Borrower's address:               1801 California Street, #295
                                  Denver, Colorado  80202

                                   EXHIBIT C


This Warrant and the shares of stock purchasable upon the exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws ("State Acts"). Except as provided herein, neither this Warrant nor any of the shares of Common Stock purchasable upon the exercise hereof may be sold, assigned, transferred, distributed or offered for transfer or sale in the absence of an effective registration statement covering such securities under the Act and applicable State Acts or an opinion of counsel satisfactory to Scientific Software-Intercomp, Inc. that such registration is not required by the Act or such State Acts.

Void after 5:00 P.M., Denver Time, on April 30, 2001; or upon the acquisition, merger or consolidation of the Company by or with another company in which the Company is not the survivor (including a reverse-triangular merger in which the Company becomes a wholly-owned subsidiary), whichever shall occur first.

                                            Warrant to Purchase
                                            1,500,000 Shares of
                                            Common Stock, No
                                            Par Value


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.


                 This Is To Certify That, FOR VALUE RECEIVED, LINDNER DIVIDEND FUND, A SERIES OF LINDNER INVESTMENTS, a Massachusetts business trust, or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from SCIENTIFIC SOFTWARE-INTERCOMP, INC., a Colorado corporation ("Company"), 1,500,000 shares of common stock, no par value per share, of the Company ("Common Stock") at a purchase price per share of $3.00. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

                  (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time on or after the date hereof, but no later than the earlier of (1) 5:00 P.M., Denver Time, on April 30, 2001 or if that is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day; or (2) the acquisition, merger or consolidation of the Company by or with another corporation in which the Company is not the survivor (including a reverse-triangular merger in which the Company becomes a wholly-owned subsidiary). The Warrant shall be exercised by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by full cash payment of the Exercise Price for the shares purchased, together with any federal and state taxes applicable upon such exercise except that if at the time of exercise the Company is indebted to the Holder, the Exercise Price shall be paid by a reduction of such indebtedness equal to the amount of such payment. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

                 (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant and that the par value of such shares will at all times be less than the applicable Exercise Price.

                 (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                         (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

                         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

                 (d) Assignment or Loss of Warrant. This Warrant shall be assignable. Any assignment of this Warrant shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. Upon any assignment of this Warrant as aforesaid, the Company shall, without charge, execute and deliver a new Warrant of like tenor registered in the name of the assignee named in such Assignment Form entitling the assignee to purchase the number of shares of Common Stock purchasable hereunder (or under the portion hereof so assigned) and, in the event this Warrant shall be assigned in part, shall execute and deliver to the Holder hereof a new Warrant registered in the name of the Holder entitling it to purchase the balance of the number of shares of Common Stock purchasable hereunder, and this Warrant shall promptly be cancelled. This Warrant may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the name and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction or mutilation of this Warrant, and (in case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. Notwithstanding anything to the contrary contained in the foregoing, this Warrant may not be transferred independent of and separate from a transfer of the Promissory Note of the Company of even date herewith in the original principal amount of $5,000,000 payable to the initial Holder with respect to which Promissory Note this Warrant shall be deemed to be attached.

                 (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressly in the Warrant and are not enforceable against the Company, except to the extent set forth herein. Notwithstanding the foregoing, the Holder shall be entitled to receive all notices sent to stockholders in the Company and all financial information sent to stockholders or debentureholders of the Company.

                 (f)     Anti-Dilution Provisions.

                         (1) Adjustment of Number of Shares. In the event the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining stockholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

                         (2) No Adjustment for Small Amounts. Anything in this Section (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

                         (3) Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the new Exercise Price.

                         (4) Common Stock Defined. Whenever reference is made in this Section (f) to the shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (l) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

                 (g) Sale Below Exercise Price. If and whenever the Company shall issue or sell any shares of its Common Stock (as defined in Section (f)(4) above) for a consideration per share less than the Exercise Price at such time, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (bb) the consideration, if any, received by the Company upon such issue or sale, by (2) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (bb) the number of shares of Common Stock thus issued or sold. Notwithstanding anything to the contrary contained above in this Section, this Section shall not apply to (i) the grant or exercise of options to acquire Common Stock by employees of the Company or any subsidiary thereof and, the transfer of Common Stock to any retirement plan for the employees of the Company or any subsidiary thereof or any other transfer of Common Stock to employees and consultants of the Company or any subsidiary thereof which is compensatory in nature, and (ii) any single issuance of Common Stock of less than 10,000 shares until the aggregate of such small single issuances exceeds five percent of the Common Stock then outstanding.

                 (h) Certain Issuances. For the purpose of Section (g), the following shall also be applicable:

                         (i) In case at any time the Company shall grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the Company as consideration for granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such right or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options (or less than the market price determined as of the date of granting such rights or options, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. No further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                         (ii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the actual amount received by the Company therefor, deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or

                 Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

                 (i) Registration Under the Securities Act of 1933. The Company has entered into a Registration Rights Agreement dated April ____, 1996 with respect to Common Stock acquired by exercise of this Warrant, a copy of which is on file at the principal office of the Company and may be obtained from the Company. Such Registration Rights Agreement provides for "piggy-back" and demand registration rights under the Act for such Common Stock pursuant to the terms and conditions set forth in such Agreement.

                 (j) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Sections (f) and (g) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. With the exception of manifest error on the face of such certificate, such certificate shall be conclusive as to the correctness of such adjustment.

                 (k) Notices to Warrant Holder. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of all of the issued and outstanding Common Stock for subscription or purchase by them any shares of stock of any class (other than Common Stock) or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date referred to in (y) or (z) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such transaction.

                 (l) Reclassification, Reorganization, Etc. In case of any, reclassification or capital reorganization of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (l) shall similarly apply to successive reclassifications or capital reorganizations of Common Stock.

                 (m)     Transfer to Comply with the Securities  Act of 1933.

                         (1) This Warrant and the Warrant Stock or any other security issued or issuable upon exercise of this Warrant shall not be sold or transferred except in compliance with the Act or an exemption thereunder and then only against receipt by the Company of an agreement of such person to comply with the provisions of this Section (m) with respect to any resale or other disposition of such securities.

                         (2) The Company may cause the following legend (in addition to any legend required under applicable state securities laws) to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant pursuant to Section (l) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS"). EXCEPT AS PROVIDED HEREIN, THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, DISTRIBUTED, TRANSFERRED OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THEM UNDER THE ACT AND APPLICABLE STATE ACTS, UNLESS IT IS DETERMINED BY THE OPINION OF COUNSEL ACCEPTABLE TO SCIENTIFIC SOFTWARE-INTERCOMP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED BY THE ACT OR SUCH STATE ACTS.

                 (n) Optional Redemption. The Company shall have the right at any time and from time to time to redeem this Warrant by the payment of $.01 for each share of Common Stock which may be acquired by exercise of this Warrant upon twenty days' prior notice to the Holder provided that the closing bid or sale price of the Common Stock, as determined pursuant to Section (c) hereof, for each of the last thirty trading days prior to the date of such notice shall have been at least 200 percent of the Exercise Price on the date of such notice. Any exercise of such right by the Company shall be accomplished pro rata with respect to all Warrants initially issued by the Company on the date of the initial issuance of this Warrant (or any comparable predecessor Warrant) and with respect to the Conversion Rights initially issued by the Company on the same date. Notwithstanding anything to the contrary contained herein or in the Promissory Note of the Company of even date herewith, in the event of any prepayment by the Company of such Promissory Note in whole or in part, the Company shall exercise the foregoing right to redeem this Warrant to the same pro rata extent as the pro rata extent of such prepayment.

                 (o) Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado.

                 (p) Notices. Any notice to be given under this Warrant shall be in writing mailed to the Holder at the address thereof furnished by the Holder to the Company and shall be mailed by prepaid certified or registered mail, with such notice deemed to have been given on the third day following such mailing.

                 IN WITNESS WHEREOF, Scientific Software-Intercomp, Inc., a Colorado corporation, has caused this Warrant to be signed by its duly authorized officers under its corporate seal and this Warrant to be dated April ____, 1996.

                                        SCIENTIFIC SOFTWARE-INTERCOMP, INC.



(S E A L)                               By:
                                           ------------------------------------
                                               President

DATE:
       ---------------------------

ATTEST:




- ----------------------------------
                         Secretary

                                 PURCHASE FORM

                                                      Dated:  ____________, 19__


                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $_______ in payment of the actual exercise price thereof.

                                ---------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
      --------------------------------------------------------------------------
                   (Please type or print in block letters)

Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Signature:
           ---------------------------------------------------------------------

                                ---------------

                                ASSIGNMENT FORM

                 FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto

Name:
      --------------------------------------------------------------------------
                   (Please type or print in block letters)

Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------


the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________________________
_____________________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                       Signature:
                                                 -------------------------------
Dated:  ____________, 19__

                                   EXHIBIT D


This Stock Purchase Right and the shares of stock purchasable upon the exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws ("State Acts"). Except as provided herein, neither this Stock Purchase Right nor any of the shares of Common Stock purchasable upon the exercise hereof may be sold, assigned, transferred, distributed or offered for transfer or sale in the absence of an effective registration statement covering such securities under the Act and applicable State Acts or an opinion of counsel satisfactory to Scientific Software-Intercomp, Inc. that such registration is not required by the Act or such State Acts.

Void after 5:00 P.M., Denver Time, on April 30, 2001; or upon the acquisition, merger or consolidation of the Company by or with another company in which the Company is not the survivor (including a reverse-triangular merger in which the Company becomes a wholly-owned subsidiary), whichever shall occur first.

                                                       Stock Purchase Right
                                                       450,000 Shares of
                                                       Common Stock, No
                                                       Par Value


                         RIGHT TO PURCHASE COMMON STOCK

                                       OF

                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.


                 This Is To Certify That, FOR VALUE RECEIVED, RENAISSANCE CAPITAL PARTNERS II, LTD., or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Stock Purchase Right, from SCIENTIFIC SOFTWARE-INTERCOMP, INC., a Colorado corporation ("Company"), 450,000 shares of common stock, no par value per share, of the Company ("Common Stock") at a purchase price per share of $3.00. The number of shares of Common Stock to be received upon the exercise of this Stock Purchase Right and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Stock Purchase Right Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

                  (a) Exercise of Stock Purchase Right. This Stock Purchase Right may be exercised in whole or in part at any time on or after the date hereof, but no later than the earlier of (1) 5:00 P.M., Denver Time, on April 30, 2001 or if that is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day; or
(2) the acquisition, merger or consolidation of the Company by or with another corporation in which the Company is not the survivor (including a reverse-triangular merger in which the Company becomes a wholly-owned subsidiary). The Stock Purchase Right shall be exercised by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by full cash payment of the Exercise Price for the shares purchased, together with any federal and state taxes applicable upon such exercise except that if at the time of exercise the Company is indebted to the Holder, the Exercise Price shall be paid in whole or in part by a reduction of such indebtedness equal to the amount of such payment. If this Stock Purchase Right should be exercised in part only, the Company shall, upon surrender of this Stock Purchase Right for cancellation, execute and deliver a new Stock Purchase Right evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Stock Purchase Right at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

                 (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Stock Purchase Right such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Stock Purchase Right and that the par value of such shares will at all times be less than the applicable Exercise Price.

                 (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Stock Purchase Right. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                         (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Stock Purchase Right or, if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

                         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Stock Purchase Right; or

                          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

                 (d) Assignment or Loss of Stock Purchase Right. This Stock Purchase Right shall be assignable. Any assignment of this Stock Purchase Right shall be made by surrender of this Stock Purchase Right to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. Upon any assignment of this Stock Purchase Right as aforesaid, the Company shall, without charge, execute and deliver a new Stock Purchase Right of like tenor registered in the name of the assignee named in such Assignment Form entitling the assignee to purchase the number of shares of Common Stock purchasable hereunder (or under the portion hereof so assigned) and, in the event this Stock Purchase Right shall be assigned in part, shall execute and deliver to the Holder hereof a new Stock Purchase Right registered in the name of the Holder entitling it to purchase the balance of the number of shares of Common Stock purchasable hereunder, and this Stock Purchase Right shall promptly be cancelled. This Stock Purchase Right may be combined with other Stock Purchase Rights which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the name and denominations in which new Stock Purchase Rights are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction or mutilation of this Stock Purchase Right, and (in case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Stock Purchase Right, if mutilated, the Company will execute and deliver a new Stock Purchase Right of like tenor and date. Any such new Stock Purchase Right executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Stock Purchase Right so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. Notwithstanding anything to the contrary contained in the foregoing, this Stock Purchase Right may not be transferred independent of and separate from a transfer of the Promissory Note of the Company of even date herewith in the original principal amount of $1,500,000 payable to the initial Holder with respect to which Promissory Note this Stock Purchase Right shall be deemed to be attached.

                 (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressly in the Stock Purchase Right and are not enforceable against the Company, except to the extent set forth herein. Notwithstanding the foregoing, the Holder shall be entitled to receive all notices sent to stockholders in the Company and all financial information sent to stockholders or debentureholders of the Company.

                 (f)     Anti-Dilution Provisions.

                         (1) Adjustment of Number of Shares. In the event the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining stockholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

                         (2) No Adjustment for Small Amounts. Anything in this Section (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

                         (3) Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Stock Purchase Right shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Stock Purchase Right immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the new Exercise Price.

                         (4) Common Stock Defined. Whenever reference is made in this Section (f) to the shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (l) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

                 (g) Sale Below Exercise Price. If and whenever the Company shall issue or sell any shares of its Common Stock (as defined in Section (f)(4) above) for a consideration per share less than the Exercise Price at such time, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (bb) the consideration, if any, received by the Company upon such issue or sale, by (2) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (bb) the number of shares of Common Stock thus issued or sold. Notwithstanding anything to the contrary contained above in this Section, this Section shall not apply to (i) the grant or exercise of options to acquire Common Stock by employees of the Company or any subsidiary thereof and, the transfer of Common Stock to any retirement plan for the employees of the Company or any subsidiary thereof or any other transfer of Common Stock to employees and consultants of the Company or any subsidiary thereof which is compensatory in nature, and (ii) any single issuance of Common Stock of less than 10,000 shares until the aggregate of such small single issuances exceeds five percent of the Common Stock then outstanding.

                 (h) Certain Issuances. For the purpose of Section (g), the following shall also be applicable:

                         (i) In case at any time the Company shall grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the Company as consideration for granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such right or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options (or less than the market price determined as of the date of granting such rights or options, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. No further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                         (ii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the actual amount received by the Company therefor, deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

                 (i) Registration Under the Securities Act of 1933. The Company has entered into a Registration Rights Agreement dated April ____, 1996 with respect to Common Stock acquired by exercise of this Stock Purchase Right, a copy of which is on file at the principal office of the Company and may be obtained from the Company. Such Registration Rights Agreement provides for "piggy-back" and demand registration rights under the Act for such Common Stock pursuant to the terms and conditions set forth in such Agreement.

                 (j) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Sections (f) and (g) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. With the exception of manifest error on the face of such certificate, such certificate shall be conclusive as to the correctness of such adjustment.

                 (k) Notices to Stock Purchase Right Holder. So long as this Stock Purchase Right shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of all of the issued and outstanding Common Stock for subscription or purchase by them any shares of stock of any class (other than Common Stock) or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date referred to in (y) or (z) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such transaction.

                 (l) Reclassification, Reorganization, Etc. In case of any, reclassification or capital reorganization of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Stock Purchase Right, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Stock Purchase Right. The foregoing provisions of this Section (l) shall similarly apply to successive reclassifications or capital reorganizations of Common Stock.

                 (m)     Transfer to Comply with the Securities  Act of 1933.

                         (1) This Stock Purchase Right and the Stock Purchase Right Stock or any other security issued or issuable upon exercise of this Stock Purchase Right shall not be sold or transferred except in compliance with the Act or an exemption thereunder and then only against receipt by the

                 Company of an agreement of such person to comply with the provisions of this Section (m) with respect to any resale or other disposition of such securities.

                         (2) The Company may cause the following legend (in addition to any legend required under applicable state securities laws) to be set forth on each certificate representing Stock Purchase Right Stock or any other security issued or issuable upon exercise of this Stock Purchase Right pursuant to Section (l) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS"). EXCEPT AS PROVIDED HEREIN, THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, DISTRIBUTED, TRANSFERRED OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THEM UNDER THE ACT AND APPLICABLE STATE ACTS, UNLESS IT IS DETERMINED BY THE OPINION OF COUNSEL ACCEPTABLE TO SCIENTIFIC SOFTWARE-INTERCOMP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED BY THE ACT OR SUCH STATE ACTS.

                 (n) Optional Redemption. The Company shall have the right at any time and from time to time to redeem this Stock Purchase Right by the payment of $.01 for each share of Common Stock which may be acquired by exercise of this Stock Purchase Right upon twenty days' prior notice to the Holder provided that the closing bid or sale price of the Common Stock, as determined pursuant to Section (c) hereof, for each of the last thirty trading days prior to the date of such notice shall have been at least 200 percent of the Exercise Price on the date of such notice. Any exercise of such right by the Company shall be accomplished pro rata with respect to all Stock Purchase Rights initially issued by the Company on the date of the initial issuance of this Stock Purchase Right (or any comparable predecessor Stock Purchase Right) and with respect to the Conversion Rights initially issued by the Company on the same date. Notwithstanding anything to the contrary contained herein or in the Promissory Note of the Company of even date herewith, in the event of any prepayment by the Company of such Promissory Note in whole or in part, the Company shall exercise the foregoing right to redeem this Stock Purchase Right to the same pro rata extent as the pro rata extent of such prepayment.

                 (o) Applicable Law. This Stock Purchase Right shall be governed by and construed in accordance with the laws of the State of Colorado.

                 (p) Notices. Any notice to be given under this Stock Purchase Right shall be in writing mailed to the Holder at the address thereof furnished by the Holder to the Company and shall be mailed by prepaid certified or registered mail, with such notice deemed to have been given on the third day following such mailing.

                 IN WITNESS WHEREOF, Scientific Software-Intercomp, Inc., a Colorado corporation, has caused this Stock Purchase Right to be signed by its duly authorized officers under its corporate seal and this Stock Purchase Right to be dated April ____, 1996.

                                        SCIENTIFIC SOFTWARE-INTERCOMP, INC.



(S E A L)                               By:
                                           ------------------------------------
                                              President
DATE:
       ---------------------------

ATTEST:



- ----------------------------------
                         Secretary

                                 PURCHASE FORM

                                                      Dated:  ____________, 19__


                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $_______ in payment of the actual exercise price thereof.

                                ---------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
      --------------------------------------------------------------------------
                   (Please type or print in block letters)

Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Signature:
           ---------------------------------------------------------------------

                                ---------------

                                ASSIGNMENT FORM

                 FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto

Name:
      --------------------------------------------------------------------------
                   (Please type or print in block letters)

Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------


the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________________________
_____________________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                       Signature:
                                                 -------------------------------
Dated:  ____________, 19__

                                   EXHIBIT E
                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT (the "Agreement"), dated as of April ___, 1996, is made by SCIENTIFIC SOFTWARE-INTERCOMP, INC., a Colorado corporation, Scientific Software-Intercomp (U.K.) Limited, a United Kingdom corporation (together along with their successors and assigns, the "Grantor"), in favor of LINDNER FUNDS ("Lindner") and RENAISSANCE CAPITAL PARTNERS II, LTD. ("Renaissance") (Lindner and Renaissance being collectively referred to as the "Secured Party").

        PRELIMINARY STATEMENT. Secured Party is making a loan to Grantor in the aggregate sum of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00) consisting of a loan from Lindner of $5,000,000 (the "Lindner Loan") and a loan from Renaissance of $1,500,000 (the "Renaissance Loan"), pursuant to those two promissory notes of even date herewith in the original principal amounts of $5,000,000 and $1,500,000, executed by Grantor and payable as provided therein to the order of Lindner and Renaissance, respectively; and

        As used herein, the term "Notes" shall mean the Lindner Note and the Renaissance Note, and the term "Loans" shall mean the Lindner Loan and Renaissance Loan to Grantor described herein which are evidenced by the Notes.

        The Lindner Note and the Renaissance Note are being executed pursuant to that certain loan agreement of even date herewith executed by Grantor and Secured Party ("Loan Agreement").

        NOW, THEREFORE, in consideration of the premises and in order to secure the Loans, the Grantor hereby agrees as follows:

        SECTION 1.  Defined Terms and Related Matters.

                 (a) The capitalized terms used herein which are defined in the Notes and Loan Agreement and not otherwise defined herein shall have the meanings specified therein.

                 (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 (c) Unless otherwise defined herein or in the Notes or Loan Agreement, the terms defined in Article 9 of the Uniform Commercial Code as enacted in the State of Colorado are used herein as therein defined.

        SECTION 2. Grant of Security. The Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party, a security interest in, all of the property described in subsections (a) through (g) of this Section 2 owned by Grantor, has any right, title or interest (the "Collateral"):

                 (a) All equipment, motor vehicles, machinery, chattels, parts, furniture, furnishings, fixtures and supplies of every nature and description whatsoever, presently existing, now owned or hereafter acquired or created and wherever located, all accessions, additions and improvements thereto and substitutions therefor, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and in any event, all equipment within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction (any and all of the foregoing being the "Equipment");

                 (b) All presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other considerations under present or future contracts or by virtue of products sold or leased, services rendered, loans and advances made or other considerations given, whether or not earned by performance and whether or not evidenced by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general intangibles, including all payments under licensing agreements or arrangements, all right, title and interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing, including in any event all accounts, instruments and chattel paper within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction (any and all of the foregoing being the "Accounts, Instruments and Chattel Paper");

                 (c) All right, title and interest in and to all inventory in all of its forms, wherever located, now or hereafter existing and whether acquired by purchase, merger or otherwise, and all goods, and work in process therefor, all finished goods thereof and all materials used or consumed in the manufacture, development, packing, shipping, advertising, selling, leasing or production thereof, including in any event all inventory within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction, goods in which an interest is held in mass or a joint or other interest or right of any kind and goods which are returned to or repossessed, and all accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and products and proceeds thereof (any and all such inventory, accessions, contracts, documents of title, products and proceeds being the "Inventory");

                 (d) All general intangibles of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all books, correspondence, credit files, records, computer software, computer programs, computer tapes, cards and other papers and documents in possession or control, claims, choses in action, judgments, trademarks, licensing agreements, royalty payments, copyrights, service names, service marks, logos, goodwill, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships and in any event, all general intangibles within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction (any and all of the foregoing being the "General Intangibles");

                 (e) All rights now owned or hereafter acquired or created, to payment under a contract not yet earned by performance and not yet evidenced by an Account, Instrument or Chattel Paper ("Contract Rights" and together with Accounts, Instruments, Chattel Paper and General Intangibles herein collectively called the "Receivables");

                 (f) All documents, instruments and chattel paper of every nature, whether now existing or hereafter acquired or created, and in any event all documents within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction ("Documents"); and

                 (g) The proceeds, in cash or otherwise, of the Collateral described in the foregoing clauses (a), (b), (c), (d), (e) and (f) (including, without limitation, the proceeds of any sale or other disposition of such Collateral and all insurance proceeds of any kind [whether or not the Secured Party is the loss payee under the applicable insurance policy] paid at any time in connection with such Collateral), all liens (whether possessory, contractual, statutory or otherwise) with respect to such Collateral, and all rights, remedies and claims (whether in the nature of indemnities, warranties, guaranties or otherwise) with respect to such Collateral, in any case whether now existing or hereafter at any time or from time to time arising. The inclusion of proceeds in this Agreement does not authorize the Grantor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

        SECTION 3. Security for Obligations. The Security interest granted hereby is to secure (i) the payment of the Notes and any and all extensions, renewals and rearrangements thereof, executed on behalf of Grantor and payable to the order of Secured Party in the manner as therein provided, (ii) performance and observance of all covenants, conditions and obligations of Grantor contained herein or in the Loan Agreement or in any other document securing or executed in connection with the Notes, whether for principal, interest fees, expenses or otherwise, and (iii) the payment of any and all other indebtedness and liabilities whatsoever of the Grantor to Secured Party whether direct or indirect, absolute or contingent, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several (all of which are hereinafter sometimes called the "Obligations"). Grantor acknowledges that the security interest hereby granted shall secure all future advances as well as any and all other obligations and liabilities of Grantor to Secured Party whether now in existence or hereafter arising.

        SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of their duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor as applicable, thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 5. Representations and Warranties. The Grantor hereby represents and warrants as follows:

                 (a) All of the Equipment and Inventory is located at the places specified in Schedule I hereto. The principal places of business and principal executive offices of the Grantor are set forth on Schedule I. Grantor will promptly notify the Secured Party of any change of its name, corporate structure, or the address of its principal place of business and principal executive office.

                 (b) Except as set forth in Schedule II, all records concerning the Grantor's Receivables and all originals of all chattel paper which evidence Receivables are and will remain located at the principal executive offices listed in Section 5(a).

                 (c) Other than the lien to Bank One, Boulder, N.A., 1800 Broadway, P.O. Box 59, Boulder, Colorado 80306 ("Bank One") described in the Loan Agreement (the "Permitted Lien"), the Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the liens and security interests in favor of Secured Party. Except as may be approved by Secured Party in writing, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is or will be on file in any recording office, except as may be filed in favor of the Secured Party and except for the Permitted Lien.

                 (d) Upon the making of all filings and the taking of all other actions necessary to perfect the security interests created hereby, including, without limitation, those actions specified in Section 6(a) below, this Agreement will create a valid first priority security interest in the Collateral (subject only to the Permitted Lien) securing the payment and performance of the Obligations.

                 (e)     Other than the filings and other actions described in
Section 6 to perfect the security interests created by this Agreement and except as set forth in Section 6(d), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the perfection of or the exercise by the Secured Party of the rights and remedies of the Secured Party hereunder.

                 (f) This Agreement is, and all other documents and agreements executed in connection therewith, when delivered will be the legal, valid and binding obligations of Grantor, enforceable against such party in accordance with their respective terms, except as enforceability may be (i) limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to the enforcement of creditors' rights generally and (ii) subject to the general effect of general principles of equity.

                 (g) Scientific Software-Intercomp, Inc. ("SSI") provides funding for Scientific Software- Intercomp (UK) Limited ("SSI-UK") necessary for the conduct of its business. This Agreement has been entered into in good faith for the purposes of facilitiating the carrying on of SSI-UK's business and for its benefit and this Agreement has been entered into to insure continued support from SSI to SSI-UK.

        SECTION 6.  Further Assurances.

                 (a) The Grantor authorizes the Secured Party to file financing statements (Form UCC-1) and other security documents executed by such parties in such offices and locations as are necessary in the opinion of the Secured Party to perfect the security interests granted herein. The Grantor further agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to protect any security interests granted or purported to be granted hereby and to perfect any security interests granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

                 (b) The Grantor authorizes the Secured Party to file a carbon, photographic or other reproduction of this Agreement (and the attached Consents to Pledge) as a financing statement or to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any such parties where permitted by law.

                 (c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

                 (d) Notwithstanding anything to the contrary contained in this Agreement, the security interest of the Secured Party in that part of the Collateral which is subject to the Permitted Lien shall be established as soon as practicable.

        SECTION 7.  As to Equipment.  The Grantor shall:

                 (a)     keep the Equipment at the places therefor specified in
Section 5(a), or at such other locations in jurisdictions where all action required by Section 6 shall have been taken with respect to the Equipment (collectively the "Notified Equipment Locations");

                 (b) cause the Equipment to be maintained and preserved in good operating condition, ordinary wear and tear excepted. The Grantor shall promptly furnish to the Secured Party a statement respecting any material loss or damage to any of the Equipment;

                 (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, except to the extent the validity thereof is being contested in good faith by appropriate proceedings; and

                 (d) upon at least three business day's prior oral notice, permit representatives of Secured Party at any time during normal business hours to inspect the Equipment.

        SECTION 8.  As to Receivables.  The Grantor shall:

                 (a) retain its principal place of business and principal executive offices or the offices where it keeps records concerning the Receivables, and all originals of all Chattel Paper which evidence Receivables, at the location or locations therefor specified in Section 5(a) or at such other locations in jurisdictions where all action required by Section 6 shall have been taken with respect to the Receivables unless notice of any change in such location has been given to Secured Party at least thirty days prior thereto. The Grantor will hold and preserve such records and Chattel Paper and, upon at least one business day's prior oral notice, will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from and photocopies of such records and Chattel Paper; and

                 (b) except as otherwise provided in this subsection (b), continue to collect, at its own expense, all amounts due or to become due to it under the Receivables. In connection with such collections, the Grantor may take such action as the Grantor may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Secured Party shall have the right, at any time after the occurrence of an Event of Default, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Secured Party and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Secured Party referred to in the preceding sentence, (i) all amounts and proceeds (including Instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Grantor, so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 15 (b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon. Notwithstanding the foregoing the rights of the Secured Party with respect to the Receivables are subject to the Permitted Lien and to the provisions of the Intercreditor Agreement with the holder of the Permitted Lien of even date herewith.

        SECTION 9.  As to Inventory.  The Grantor shall:

                 (a) keep the Inventory (other than Inventory sold in the ordinary course of business) at the places specified in Section 5(a) and at such other locations in jurisdictions where all action required by Section 6 shall have been taken with respect to the Inventory (collectively the "Notified Inventory Locations");

                 (b) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory, except to the extent the validity thereof is being contested in good faith and by proper proceedings; and

                 (c) upon at least three business day's prior oral notice, permit representatives of Secured Party at any time during normal business hours to inspect the Inventory.

        SECTION 10.  Insurance.

                 (a) The Grantor shall at its own expense maintain reasonable amounts and types of insurance with respect to the Equipment in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Secured Party from time to time. The Grantor shall forthwith take or cause to be taken such reasonable actions as are necessary or desirable, or that the Secured Party may request, to assure that each policy (i) shall provide for all losses (except for losses of less than $1,000 per occurrence) to be paid to the Secured Party and the Grantor, as their interests may appear, (ii) shall name the Grantor and the Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon the Secured Party) as their interests may appear and (iii) shall provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Secured Party by the insurer. The Grantor shall, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6 and cause the respective insurers to acknowledge notice of such assignment.

                 (b) Upon the occurrence and during the continuance of any Event of Default and the actual or constructive total loss of any Equipment, all insurance payments in respect of such Equipment shall be paid to and applied by the Secured Party as specified in section 15(b).

        SECTION 11.  Transfers and Other Liens.  Grantor shall not:

                 (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except in the ordinary course of business; or

                 (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure the Indebtedness of any Person other than the Permitted Lien.

        SECTION 12. Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party, effective upon the occurrence of an Event of Default, the Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of the Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                 (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                 (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above, and

                 (c) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party, including, without limitation, the collection of royalties or other compensation due under any license, with respect to any of the Collateral.

        SECTION 13. Secured Party May Perform. If the Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor under Section 16(b).

        SECTION 14. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing:

                 (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and in addition thereto and cumulative thereof, the following rights: the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral, and for that purpose, the Secured Party may enter upon any premises on which the Collateral may be situated and remove the same therefrom and/or may render the Collateral inoperable; the Secured Party may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon the request of the Secured Party, forthwith assemble all or part of the Collateral and all documents relating to the Collateral as directed by the Secured Party and make the Collateral available to the Secured Party at a place to be designated by the Secured Party; without notice except as specified below, sell the Collateral in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Secured Party against the Obligations of the Grantor to the Secured Party. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment and performance in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                 (c) All rights and remedies of the Secured Party expressed herein are in addition to all other rights and remedies possessed by the Secured Party in the Loan Documents and any other agreement or instrument relating to the obligations.

        SECTION 16.  Indemnity, Expenses and Interest.

                 (a) The Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Secured Party.

                 (b) The Grantor agrees upon demand to pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or
(iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                 (c) The Grantor agrees to pay interest on any expenses or other sums due to the Secured Party hereunder that are not paid when due at a rate per annum equal to 12 percent per annum.

        SECTION 17. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 18. Addresses for Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing or by telex, telegraph or cable and mailed or sent or delivered as to the Grantor, to 1801 California Street, #295, Denver, Colorado 80202, and as to Secured Party, to Lindner Funds, c/o Ryback Management Corporation, 7711 Carondelet, Suite 700, St. Louis, Missouri 63105, and Renaissance Capital Partners II Ltd., 8080 North Central Expressway, Suite 210/LB 59, Dallas, Texas 75206, or as to each party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be effective when deposited in the mails first class, postage prepaid, and in the case of notice by telex, telegram or cable delivered to the telegraph company, addressed as aforesaid and upon receipt of an answer back.

        SECTION 19. Security Interest Absolute. All rights of the Secured Party, all obligations of the Grantor hereunder and the security interests hereunder shall, to the extent permitted by applicable law, be absolute and unconditional except for the Permitted Lien, irrespective of:

                 (a) any lack of validity or enforceability of the Loan Agreement, the Notes or any of the other Loan Documents;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Notes or any of the other Loan Documents;

                 (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations; or

                 (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations.

        SECTION 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Obligations, (b) be binding upon the Grantor, its successors and assigns and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer any of their respective rights under this Agreement to any other Person, and such Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Secured Party.

        SECTION 21. Waiver of Marshalling. All rights of marshalling of assets of the Grantor, including any such right with respect to the Collateral, are hereby waived by the Grantor.

        SECTION 22. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        SECTION 23. Termination of Agreement. Upon the full payment and performance of the Obligations, this Agreement shall terminate and be of no further force and effect and the Secured Party shall, at the request and the expense of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor to evidence the release of the security interests created by this Agreement; provided, however, notwithstanding the termination of, and the release of the security interests created by, this Agreement, the obligations of the Grantor and the rights of the Secured Party under Sections 4 and 16 shall survive such termination and release.

        SECTION 24. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Grantor in connection herewith shall survive the execution and delivery of this Agreement and repayment and performance of the obligations. Any investigation by the Secured Party shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

        SECTION 25. Separability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

        SECTION 26. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

        SECTION 27. No Waiver; Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 29. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCEPT TO THE EXTENT THAT REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF COLORADO. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN THE CITY AND COUNTY OF DENVER, COLORADO, AND EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE.

        IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

                                        SCIENTIFIC SOFTWARE-INTERCOMP, INC.,
                                        a Colorado corporation



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                               --------------------------------


                                        SCIENTIFIC SOFTWARE-INTERCOMP
                                        (U.K.) LIMITED,
                                        a United Kingdom corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                               --------------------------------

                                   SCHEDULE I
                                       TO
                               SECURITY AGREEMENT



Locations of Equipment and Inventory:

        Location

Scientific Software-Intercomp, Inc.
1801 California Street, Suite 295
Denver, Colorado  80202

Scientific Software-Intercomp, Inc.
10333 Richmond Avenue, Suite 1100
Houston, Texas  77042-4122

Kinesix
9800 Richmond Avenue, Suite 750
Houston, Texas  77042

London Office
Monarch House
Crabtree Office Village
Eversley Way, Egham
Surrey, TW20 8R4  UK

                                  SCHEDULE II
                                       TO
                               SECURITY AGREEMENT


Location of Records which Evidence Receivables
Other than Principal Executive Office of the Grantor:


Scientific Software-Intercomp, Inc.
1801 California Street, Suite 295
Denver, Colorado  80202


Scientific Software-Intercomp, Inc.
10333 Richmond Avenue, Suite 1100
Houston, Texas  77042-4122

Kinesix
9800 Richmond Avenue, Suite 750
Houston, Texas  77042

London Office
Monarch House
Crabtree Office Village
Eversley Way, Egham
Surrey, TW20 8R4  UK

                                   EXHIBIT F
                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.
                         REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on April 26, 1996, by and among SCIENTIFIC SOFTWARE-INTERCOMP, INC., a Colorado Corporation ("SSI"), and LINDNER DIVIDEND FUND, A SERIES OF LINDNER INVESTMENTS, a Massachusetts business trust ("Lindner"), and RENAISSANCE CAPITAL PARTNERS II, LTD., a Texas limited partnership ("Renaissance"), Lindner and Renaissance being collectively referred to herein as the "Investors".
                                  WITNESSETH:

        WHEREAS, the parties hereto have entered into a Loan Agreement of even date herewith (the "Loan Agreement") pursuant to which the Company will issue and the Investors will acquire promissory notes to be issued by the Company pursuant to the Loan Agreement; and

        WHEREAS, in connection with acquiring the promissory notes of the Company the Investors are also acquiring certain stock purchase rights (the "Stock Purchase Rights") with respect to shares of the Company's voting common stock, no par value (the "Common Stock"), with the Stock Purchase Rights of Lindner entitling it to purchase up to 1,500,000 shares of Common Stock and the Stock Purchase Rights of Renaissance entitling it to purchase up to 450,000 shares of Common Stock, all on such terms and conditions as provided in the Loan Agreement and other documents relating thereto; and

        WHEREAS, the Company has agreed to provide to the Investors certain registration rights set forth herein to induce the Investors to enter into the Loan Agreement and the execution of this Agreement by the parties hereto is a condition to the obligations of the Company and the Investors under the Loan Agreement;

        ACCORDINGLY, for and in consideration of the mutual promises, covenants, representations and warranties contained herein and on the terms and conditions set forth herein, the parties hereto do hereby agree as follows:

                                1.  DEFINITIONS

1.1     Definitions.

        For purposes of this Agreement:

        a. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of the effectiveness of such registration statement or document;

        b. The term "Registrable Securities" means (i) the Common Stock of the Company issuable or issued upon exercise of the Stock Purchase Rights,
(ii) any Common Stock of the Company issued or issuable with respect to the Common Stock referred to in clause (i) above (or issuable upon the conversion or exercise of any warrant, right or other security which is issued or issuable with respect to the Common Stock referred to in clause (i) above) by way of stock dividend; any other distribution with respect to or in exchange for, or in replacement of Common Stock; stock split; or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization;

        c. The number of shares of "Registrable Securities then outstanding" shall be an amount equal to the number of shares of Common Stock outstanding which have been issued or are issuable pursuant to the exercise of the Stock Purchase Rights; and

        d. The term "Holder" means the Investors and any assignee thereof and any person owning or having the right to acquire Registrable Securities in accordance with the provisions hereof.

                    2.  SECURITIES SUBJECT TO THIS AGREEMENT

2.1     Securities.

        The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only if and so long as such a security continues to be a "Restricted Security." A Registrable Security ceases to be a "Restricted Security" when (i) it has been effectively registered under the Act and disposed of in accordance with the registration statement covering it, (ii) it is distributed to the public pursuant to Rule 144 under the Act, or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend and not subject to any stop transfer order lawfully has been delivered by or on behalf of the Company to the Holder along with an opinion of counsel to the Company reasonably satisfactory to the Holder thereof to the effect that no other restriction on transfer exists.

                            3.  REGISTRATION RIGHTS

3.1     Demand for Registration.

        a. The Company hereby agrees to register, subject to the terms and conditions set forth herein, all or any portion of the Registrable Securities if at any time it shall receive a written request from the Holders of at least twenty percent in the aggregate of the Registrable Securities then outstanding that the Company file with the Securities and Exchange Commission (the "SEC") a registration statement under the Act covering the registration of at least ten percent of the Registrable Securities then outstanding. The Company shall, within ten days of its receipt thereof, give written notice of such request to all Holders at the last known address of each such Holder maintained by the Company or the Company's transfer agent. The Holders shall have 15 days from the receipt of such notice by the Company to request that all or a portion of their respective Registrable Securities be included in such registration. The Company hereby agrees, subject to the limitations hereof, to use its best efforts to effect as soon as reasonably possible, and in any event (if legally possible, and as allowed by the SEC, and if no factor outside the Company's reasonable control prevents it) within ninety days of the receipt of the initial written registration request, to effect the registration under the Act of all Registrable Securities which the Holders have requested.

        b. If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall select the managing underwriter or underwriters, subject to the approval of the Company, which approval shall not be unreasonably withheld, and shall so advise the Company as a part of their request made pursuant to this Agreement, and the Company shall include such information in the written notice to the other Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by such Holder, the Company, the underwriter and a majority in interest of the Initiating Holders and unless limited to the extent provided herein). All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.3e) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by mutual agreement of the Company and a majority in interest of the Initiating Holders, which agreement shall not be unreasonably withheld. Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated on a pro rata basis among all Holders that have requested to participate in such registration including the Initiating Holders.

        c. Notwithstanding any provision to the contrary set forth herein, the parties hereto hereby acknowledge and agree that the Company shall be obligated to effect only two registrations pursuant to this Section 3.1 (counting for this purpose only registrations which have been declared or ordered effective and pursuant to which securities have been sold).

3.2     "Piggy-Back" Registration.

        If, but without any obligation to do so, the Company from time to time proposes to register any of its capital stock or other securities under the Act in connection with the public offering of such securities for its own account or for the account of its security holders exercising any registration rights, other than Holders of Registrable Securities pursuant to Section 3.1 (a "Piggy-Back Registration Statement") and other than (i) a registration relating solely to the sale of securities to participants in a Company stock plan or employee benefit plan, (ii) a registration relating solely to an SEC Rule 145 transaction or any rule adopted by the SEC in substitution thereof or in amendment thereto, or (iii) a registration on any form which does not permit secondary sales, the Holders of Registrable Securities shall be entitled to include all or any portion of their Registrable Securities in such registration (and related underwritten offering, if any) on the following terms and conditions:

        a. The Company shall give written notice of such proposed registration to each Holder of Registrable Securities, and each Holder shall have the right to request, by written notice given to the Company within twenty days of the date that such written notice was given by the Company to such Holder, that a specific number of Registrable Securities held by such Holder will be included in the Piggy-Back Registration Statement (and related underwritten offering, if any);

        b. If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition such notice shall also specify the number of securities to be registered for the account of the Company and for the account of its shareholders other than the Holders of Registrable Securities, if any;

        c. If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Securities to be included therein must agree (x) to sell such Holder's Registrable Securities on the same basis as provided in the underwriting arrangement approved by the Company, and
(y) to timely complete and execute all customary questionnaires, powers of attorney, indemnities, hold-back and lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC or by any state securities regulatory body;

        d. If the managing underwriter for the underwritten offering under the Piggy-Back Registration Statement determines in good faith that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriters for such offering to sell all of the securities requested to be included for sale in such offering at the best price obtainable therefor, the aggregate number of Registrable Securities that may be sold by the Holders shall be limited to such number of Registrable Securities, if any, that the managing underwriter or underwriters determine may be included therein without such adverse effect as provided below. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Company for its own account and second, as to the balance, if any, the number of shares of Registrable Securities and shares of other selling stockholders that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and other shares held by such Holders and other selling stockholders; provided, however, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and other shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable

Securities and other shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and other shares held by such Holders and other selling stockholders and this procedure shall be repeated until all of the shares of Registrable Securities and other shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a Piggy-Back Registration in order to include shares held by stockholders with no registration rights or to include any shares of stock issued to employees, officers, directors or consultants pursuant to any Company benefit plan or otherwise; and

        e. Holders of Registrable Securities shall have the right to withdraw their Registrable Securities from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Securities.

3.3     Obligations of the Company.

        Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto, the Company shall, as expeditiously as reasonably possible:

        a. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best lawful efforts to cause such registration statement to become effective, and keep such registration statement effective until all such Registrable Securities have been distributed, and or until 120 days have elapsed since such registration statement became effective (subject to extension of this period for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the underwriter and as provided below);

        b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the

Act with respect to the disposition of all securities covered by such registration statement, or until 120 days have elapsed since such registration statement became effective (subject to the extension of this period for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the underwriter and as provided below);

        c. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

        d. Use its best lawful efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction;

        e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to the Company and the Holders of a majority of the Registrable Securities to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

        f. Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

        g. In the event of the notification provided for in Section 3.3(f) above, the Company shall use its best efforts to prepare and file with the SEC (and to provide copies thereof to the Holders) as soon as reasonably possible an amended prospectus complying with the Act, and the period during which the prospectus referred to in the notice provided for in Section 3.3(f) above cannot be used and the time period prior to the use of the amended prospectus referred to in this Section 3.3(g), shall not be counted in the 120 day period of this Section 3.3;

        h. Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

        i. Promptly notify the selling Holders and the managing underwriter, if any, and (if requested by any such person) confirm such advice in writing:

                 (1) when the prospectus or any supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective,
                 (2) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information,

                 (3) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and

                 (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

        j. Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

        k. Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement) provide copies of such document to counsel to the selling Holders and to the managing underwriter, if any;

        l. Furnish to the selling Holders and the managing underwriter, if any, without charge, at least one signed copy of the registration statement and any amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        m. Cooperate with the selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

        n. Use its best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

        o. Enter into such reasonable agreements and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities; and

        p. Use its best efforts to list all Common Stock covered by the registration statement on such securities exchange on which any of the Common Stock is then listed or, if the Company's Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of the Company, listed on a national securities exchange.

3.4     Furnish Information.

        a. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 that the selling Holders shall furnish to the Company any and all information reasonably requested by the Company, its officers, directors, employees, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other governmental regulatory agency, including but not limited to (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities, and (ii) the identity of and compensation to be paid to any proposed underwriter to be employed in connection therewith.

        b. In connection with the preparation of filing of each registration statement registering Registrable Securities under the Act, the Company shall give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holder's sole cost and expense (except as otherwise set forth herein), such access to, and the right to make copies of, the Company's records and documents and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Act.

3.5     Expenses of Demand Registration.

        a. Except as set forth below, all expenses, other than underwriting discounts and commissions incurred in connection with the demand registration pursuant to Section 3.1 above, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the underwriters, exclusive of the fees and disbursements of counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding which was commenced pursuant to Section 3.1 if the registration request is subsequently withdrawn at the written request of the Holders of the majority of the Registrable Securities subject to such registration. In the event of such a withdrawal of registration, all Holders shall bear the reasonable expenses of registration, and reimburse the Company for all reasonable expenses incurred by the Company in connection therewith (except the Company's overhead expenses and expenses related to the use of time by the Company's officers, directors and employees in effecting such registration), on a pro rata basis based upon the number of shares of Registrable Securities requested to be included in such registration by each such Holder and such registration proceeding shall not be counted as a requested registration pursuant to Section 3.1.

        b. Notwithstanding the foregoing, if at the time of such withdrawal of the registration, the Holders have learned of a material adverse change in the condition or business of the Company from that known by the Initiating Holders at the time of their registration request, then the Holders shall not be required to pay any of such expenses incurred by the Company, such registration shall not be counted as a requested registration pursuant to
Section 3.1 and such Holders shall retain all of their rights pursuant to
Section 3.1 of this Agreement.

3.6     Expenses of Piggy-Back Registration.

        The Company shall bear and pay all expenses attributable to the inclusion of the Holders' Registrable Securities in any registration, filing or qualification of Registrable Securities pursuant to Section 3.2 including, without limitation, such Holder's incremental portion of all reasonable registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel of the Company, but exclusive of the fees and disbursements of counsel for the selling Holders. Each Holder shall bear the expenses of any underwriting discounts and commissions, if any, attributable to the sale of his shares of Common Stock in connection with such Piggy-Back Registrations.

3.7     Indemnification.

        In the event that any Registrable Securities are included in a registration statement under this Section 3:

        a. To the extent permitted by law, the Company will indemnity and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities (joint or several) and any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability, or action to which they may become subject under the Act, or other federal or state securities law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereto arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Company or its securities contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact with respect to the Company or its securities required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, any federal or state securities law or any rule or regulation promulgated thereunder. Notwithstanding the foregoing, the indemnity agreement contained in this Section 3.7(a) shall not apply and the Company shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, or (ii) for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

        b. To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnity and hold harmless the Company, each of its directors and officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, each of the Company's employees, agents and representatives, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, representative, or underwriter, or controlling person or other such Holder or director or officer thereof or of said controlling person may become subject, under the Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, representative, controlling person, underwriter or controlling person, other Holder, officer or director thereof or of any controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

        c.       Promptly after receipt by an indemnified party under this
Section 3.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 3.7, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

        d. If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party under this Section in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company on the one hand and the Holders on the other hand agree that it would not be just and equitable if contribution pursuant to this
Section 3.7 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 3.7, the Holders shall not be required to contribute any amount in excess of the amount by which the total price at which the securities were sold by such indemnified Holder and distributed to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

3.8     Reports Under Securities Exchange Act of 1934.

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, if applicable, the Company agrees to use its best lawful efforts to:

        a. Make and keep public information regarding the Company available, as those terms are understood and defined in SEC Rule 144, at all times;

        b. Take such action, including the continued registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to trade their Registrable Securities on a public market;
        c. File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

        d. Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other SEC reports and documents so filed by the Company, and
(iii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

3.9     Assignment of Registration Rights.

        The right to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by the Investors to any transferee or assignee of the Registrable Securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of the Registrable Securities by the transferee or assignee is restricted under the Act; it being the intention that so long as an Investor holds any Registrable Securities hereunder, either Investor or its transferee or assignee may exercise the demand rights to registration and piggy-back registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

3.10    Other Matters.

        Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registrable Securities under the prospectus related to the applicable registration statement until such holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event the Company shall give any such notice, the 120-day period referred to in Section 3.3 shall be extended by the number of days during the period from the date of such notice to the date when the Holder has received the copies of the supplemented or amended prospectus or has been advised in writing by the Company that the use of the prospectus may be resumed.

                               4.  MISCELLANEOUS

4.1     Successors and Assigns.

        Subject to the terms and conditions of this Agreement, the rights and obligations set forth herein shall inure to the benefit of and be binding upon the respective successor and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by this Agreement. The rights and powers of the Investors are granted to the Investors as owners of the Registrable Securities. Consequently, the parties agree that such rights and powers exist separately and distinctly with respect to each share of the Registrable Securities and as to each such share, unless otherwise specified in this Agreement, shall pass with it so that any owner of any of the Registrable Securities, whether becoming such by transfer, assignment, operation of law or otherwise, shall have all of the rights and powers of the Investors hereunder, and shall be entitled to exercise them in full, with or without the agreement or consent of other such owners, and no transfer or assignment shall divest an Investor or any subsequent owner of such rights and powers unless all shares of Registrable Securities owned by such Investors are transferred or assigned.

4.2     Notices.

        Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified, telefax or telecopy communication when confirmed in writing on the same day, or three days after deposit with the United States mail, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance written notice to the other parties.

4.3     Amendments and Waivers.

        Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

4.4     Enforcement.

        The Investors and the Company shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all of their rights existing in their favor. The parties hereto hereby agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Investors and the Company may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In addition, upon the occurrence of a material breach by the Company or by the Investors, the breaching party agrees to pay and shall pay all costs and expenses (including prevailing party's attorneys' fees and expenses) reasonably incurred in connection with the preservation and enforcement of such party's rights hereunder.

4.5     Titles, Subtitles and Table of Contents.

        The titles, subtitles and table of contents used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6     Severability.

        If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7     Entire Agreement.

        Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

4.8     Counterparts.

        This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9     Governing Law.

        This agreement shall be governed by and construed under the laws of the State of Colorado except insofar as and to the extent that the laws of the United States of America shall have application.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS                               COMPANY
- ---------                               -------

LINDNER DIVIDEND FUND,                  SCIENTIFIC SOFTWARE-INTERCOMP, INC.
A SERIES OF LINDNER INVESTMENTS


By:                                     By:
    -------------------------------        -----------------------------------
Name:                                        President
      -----------------------------
Title:
       ----------------------------




RENAISSANCE CAPITAL PARTNERS II

By: Renaissance Capital Group, Inc.,
    Its Managing General Partner



By:
   ---------------------------------
                           President